Exhibit 99.1

Pier 1 Appoints Retail Industry Veteran Donna Noce Colaco as Chief Customer Officer

Newly Created Role to Lead the Merchandising Organization

FORT WORTH, Texas--(BUSINESS WIRE)--November 5, 2018--Pier 1 Imports, Inc. (NYSE:PIR) today announced that Donna Noce Colaco has been appointed as Chief Customer Officer, effective December 3, 2018. In this newly created position, Ms. Colaco will lead the merchandising organization and oversee product development, planning and allocations, stores, marketing and e-Commerce. She will report to Alasdair James, President and CEO.

“We are thrilled to welcome Donna in this new role as we continue to focus on bringing the customer to the center of everything we do,” said Mr. James. “With 40 years of experience in the retail industry, she brings a successful track record of reinventing brands, spearheading new business initiatives, and driving long-term sales and profit growth, which we believe will be instrumental to our success at this time of transformation. Moreover, Donna’s deep expertise in merchandising and omni-channel operations, married with her focus on brand-building and customer centricity, make her an ideal addition to our leadership team as we execute our ‘New Day’ plan.”

Most recently, Ms. Colaco served as Brand President of White House Black Market, a Chico's FAS, Inc. brand (NYSE: CHS), from August 2007 to January 2018. During her tenure, she led a brand repositioning and business turnaround, and was responsible for retail and e-commerce operations, including 500 stores, as well as brand development, product design, marketing, merchandising and financial planning. Ms. Colaco also served as a member of the Chico’s FAS Executive Committee, which was responsible for developing corporate initiatives and business strategy. Prior to that, Ms. Colaco spent 11 years with AnnTaylor Stores Corporation, where she held positions of increasing responsibility within the merchandising organization, successfully launched the LOFT outlet division, and served as head of e-Commerce for the Ann Taylor brand. From 2006 to 2007, Ms. Colaco was President of Ann Taylor Loft, a $1 billion apparel and accessories business. Earlier in her career, Ms. Colaco held positions as a Buyer and Merchandise Manager for Limited, Inc.’s Lerner New York Division, and was a Buyer for Petrie Stores Corporation. She has been a member of the Board of Directors of Dover Saddlery, a specialty retailer and omni-channel marketer of equestrian products, since 2015.

Ms. Colaco stated, “I am excited to be joining a company with Pier 1’s rich brand history, seasoned leadership team and deep commitment to its customer. The Company has a number of strengths to leverage as we seek to transform Pier 1’s brand proposition, deliver superior value to the customer, and reinvigorate sales growth. I look forward to working with Alasdair and the executive team as we enter our peak season and beyond.”

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to: the impact of initiatives implemented in connection with the Company’s multi-year “New Day” strategic plan; the effectiveness of the Company’s marketing campaigns, merchandising and promotional strategies and customer databases; consumer spending patterns; inventory levels and values; the Company’s ability to implement planned cost control measures; risks related to U.S. import policy; and changes in foreign currency values relative to the U.S. dollar. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements.

Pier 1 Imports is proud to offer one-of-a-kind-gotta-have-it-seriously-love-it products that help our customers tell their stories through home décor. Over the past 50 years we’ve grown from a single store to an omni-channel retailer reaching the whole of North America. Our customers shop us online and in store, and interact with us on social media. From the launch of our Pier 1 PICKS to our world renowned Papasan, we bring uniqueness and fun to the world of home décor. We are the perfect place for all your versions of “This is me.” To get inspired or simply get to know us a little better, visit pier1.com.

CONTACT:
The Blueshirt Group
Christine Greany, 858-523-1732
christine@blueshirtgroup.com